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                                                                    EXHIBIT 4(b)

                              CERTIFICATE OF TRUST
                                       OF
                     POPULAR NORTH AMERICA CAPITAL TRUST I

         THIS Certificate of Trust of Popular North America Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, being all the trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801 et seq.)(the "Act").

         1. Name. The name of the statutory trust formed hereby is Popular North America Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate in accordance with Section 3811(a) of the Act.


                                             CHASE MANHATTAN BANK USA, NATIONAL
                                             ASSOCIATION, as Trustee



                                             By:  /s/ John J. Cashin
                                                --------------------------------
                                             Name:    John J. Cashin
                                             Title:   Vice President


                                             /s/ Jorge A. Junquera  , as Trustee
                                             -----------------------
                                             Name: Jorge A. Junquera


                                             /s/ Richard Barrios    , as Trustee
                                             -----------------------
                                             Name: Richard Barrios



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